UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33599	20-5337455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2013, (the “Amendment Effective Date”) Orbitz Worldwide, Inc. (“Orbitz”) entered into an amendment (the “Amendment”) to its senior secured credit agreement dated March 25, 2013 (the “Credit Agreement”) by and among Orbitz (the “Borrower”), the institutions party thereto as lenders, Credit Suisse AG as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the other agents and letter of credit issuers party thereto.

The Amendment provides for (i) Refinancing Tranche B Term Loans in an aggregate principal amount of $100,000,000 and (ii) Refinancing Tranche C Term Loans in an aggregate principal amount of $350,000,000, collectively the “Refinancing Term Loans”. Net proceeds from the Refinancing Term Loans were used to refinance the Tranche B and Tranche C Term Loans, in their entirely, to reduce the Tranche B Term Loans from $150 million to $100 million and to increase Tranche C Term Loans from $300 million to $350 million.

The Amendment reduces the interest rates on the Tranche B and Tranche C Term Loans by a minimum of 2.50% per annum and 2.00% per annum (or, to the extent that the Eurocurrency Rate floor is applicable, 2.75% per annum and 2.25% per annum, respectively), respectively. Interest on the Tranche B Term Loans will now accrue, at the Borrower's election, at the Eurocurrency Rate (as defined in the Credit Agreement, as amended, and subject to a floor) plus 3.50% per annum or the Base Rate (as defined in the Credit Agreement, as amended) at 2.50% per annum. Interest on the Tranche C Term Loans will now accrue, at the Borrower's election, at the Eurocurrency Rate (subject to a floor) plus 4.75% per annum or at the Base Rate plus 3.75% per annum. The interest rate on both tranches may be reduced by an additional 0.25% depending on the Secured Leverage Ratio (as defined in the Credit Agreement, as amended). In addition, the Eurocurrency Rate floor has been reduced by 0.25%, from 1.25% per annum to 1.00% per annum.

The Refinancing Term Loans are subject to repricing protection of 1% for six months following the Amendment Effective Date.

The Tranche B Term Loans will mature on September 25, 2017 and will amortize based on the outstanding amounts as of the Amendment Effective Date at a quarterly rate of 2.5% beginning September 30, 2013. The Tranche C Term Loans will mature on March 25, 2019 and will amortize at a quarterly rate of 0.25% beginning on September 30, 2013.

Orbitz paid a repricing protection fee of 1%, or $4.5 million, to the existing Tranche B Term Loan and Tranche C Term Loan holders on the transaction.

The Amendment is attached as Exhibit 10.1.

A copy of the press release announcing the completion of the term loan repricing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Refinancing Term Loan Amendment No. 1 dated as of May 24, 2013 to the Credit Agreement dated as of March 25, 2013 among Orbitz Worldwide, Inc., Credit Suisse AG, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the other agents and letter of credit issuers party thereto.

99.1	Orbitz Worldwide, Inc. Press Release dated May 28, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
(Registrant)
Date:	May 28, 2013

/s/ Michael Randolfi
Michael Randolfi
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Refinancing Term Loan Amendment No. 1 dated as of May 24, 2013 to the Credit Agreement dated as of March 25, 2013 among Orbitz Worldwide, Inc., Credit Suisse AG, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the other agents and letter of credit issuers party thereto.

99.1	Orbitz Worldwide, Inc. Press Release dated May 28, 2013.